Exhibit (k)(9)
EXECUTION VERSION

KAYNE ANDERSON MLP INVESTMENT COMPANY
THIRD AMENDMENT AGREEMENT
DATED AS OF OCTOBER 17, 2011
RELATING TO
CREDIT AGREEMENT
ORIGINALLY DATED AS OF JUNE 26, 2009

$175,000,000 Credit Facility

JPMORGAN CHASE BANK, N.A.
as Administrative Agent
J. P. MORGAN SECURITIES INC.,
Lead Arranger and Bookrunner
and
THE SEVERAL BANKS FROM
TIME TO TIME PARTIES HERETO

     THIS THIRD AMENDMENT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Third Amendment”), dated as of October 17, 2011, among (i) KAYNE ANDERSON MLP INVESTMENT COMPANY, a Maryland corporation, registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”); (ii) the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”) and (iii) JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent for the Lenders hereunder (the “Administrative Agent”), witnesseth:
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement originally dated as of June 26, 2009 (as such Credit Agreement has been and may be terminated, replaced and restated, amended, supplemented or otherwise modified from time to time as so amended, supplemented or waived, including without limitation by the Accession Agreement dated as of July 1, 2009 among Citibank, N.A., Borrower, the Lenders and the Administrative Agent, the Consent and Waiver dated as of October 13, 2009 among the Borrower, the Lenders and the Administrative Agent, the Consent and Waiver dated as of April 14, 2010 among the Borrower, the Lenders and the Administrative Agent as amended and restated by the Amended and Restated Consent and Waiver dated as of April 14, 2010 among the Borrower, the Lenders and the Administrative Agent, the Termination, Replacement and Restatement Agreement dated as of June 11, 2010, the First Amendment dated as of October 25, 2010 among the Borrower, the Lenders and the Administrative Agent and the Second Amendment dated as of February 25, 2011 among the Borrower, the Lenders and the Administrative Agent (collectively, the “Credit Agreement”); and
     WHEREAS, the parties to the Credit Agreement are willing, subject to the terms and conditions of this Third Amendment, to amend the Credit Agreement in order that The Bank of Nova Scotia, New York Agency (the “New Lender”), shall become a Lender hereunder and the Aggregate Commitment (as defined below) shall be increased, in each case as provided herein;
     NOW, THEREFORE, in consideration of the mutual agreements contained in this Third Amendment and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Amendment.
     A. Subject to the conditions set forth in Section 3 hereof, Section 1 (Defined Terms) of the Credit Agreement is hereby amended so that the following definitions are either added in alphabetical order or, as applicable, amended and restated to read in their entirety as stated below:
     “Aggregate Commitment”: the total of all Commitments of all Lenders, as may be reduced or increased from time to time in the accordance with the terms of this Agreement. On the Third Amendment Effective Date, the Aggregate Commitment shall be equal to $175,000,000.
     “Third Amendment”: the Third Amendment Agreement, dated as of October 17, 2011, among the Borrower, the Lenders and the Administrative Agent.

     “Third Amendment Effective Date”: shall have the meaning given in the Third Amendment.
     B. Subject to the conditions set forth in Section 3 hereof, Section 1 (Defined Terms) of the Credit Agreement is hereby amended so that the definition of “Permitted Secured Indebtedness” shall reference Section 6.2(e), rather than Section 6.2(d), and the definition of Register shall reference Section 9.6(d) rather than Section 9.6(iv).
     C. Subject to the conditions set forth in Section 3 hereof, the first sentence of Section 6.6 (Limitation on Distributions) of the Credit Agreement is hereby amended so that the clause “if such distribution or dividend would result in a Default or an Event of Default” is deleted and the clause “if after giving effect to such distribution or dividend a Default or Event of Default would then exist” is inserted in its stead.
     D. Schedule I of the Credit Agreement is hereby amended by deleting such schedule in its entirety and inserting in lieu thereof Schedule I to this Third Amendment.
Section 2. Representations and Warranties.
     To induce the Administrative Agent and the Lenders to enter into this Third Amendment and to make the Loans (as defined in the Credit Agreement), the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:
     (a) This Third Amendment has been duly authorized and executed and delivered by it, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (b) The representations and warranties set forth in Section 3 of the Credit Agreement are true and correct in all material respects on the date hereof, before and after giving effect to this Third Amendment, with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.
     (c) Before and after giving effect to this Third Amendment, no Default or Event of Default has occurred and is continuing.
Section 3. Conditions to Effectiveness.
     This Third Amendment shall become effective as of the date hereof (the “Third Amendment Effective Date”) upon the occurrence of the following conditions precedent:
     (a) The Administrative Agent shall have received counterparts of this Third Amendment which, when taken together, bear the signatures of all the parties hereto.
     (b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of counsel for the Borrower referring to this Third Amendment and

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the Credit Agreement, (i) dated the date hereof, (ii) addressed to the Administrative Agent and the Lenders, and (iii) covering such other matters relating to this Third Amendment and the transactions hereunder and under the Credit Agreement as the Administrative Agent or its counsel shall reasonably request, and the Borrower hereby instructs its counsel to deliver such opinion.
     (c) All legal matters incident to this Third Amendment, the Credit Agreement and the borrowings and extensions of credit thereunder shall be satisfactory to the Lenders and to Pryor Cashman LLP, counsel for the Administrative Agent.
     (d) The Administrative Agent shall have received on the date hereof:
     (i) a certificate of the Secretary, Assistant Secretary, Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower dated the date hereof and certifying that attached thereto are true and correct copies of the following: (A) resolutions duly adopted by the Board of Directors of the Borrower authorizing this Third Amendment and the execution, delivery and performance of this Third Amendment and the borrowings under the Credit Agreement, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; (B) any amendments since February 25, 2011 to Borrower’s Articles of Incorporation; (C) any amendments since February 25, 2011 to Borrower’s By-laws; and (D) any amendments since February 25, 2011 to Borrower’s Investment Management or Advisory Agreements, Custody Agreements, Administration Agreements, and Transfer Agency Agreements;
     (ii) a certificate of the Secretary or Assistant Secretary of Borrower dated the date hereof and certifying as to the incumbency and specimen signature of each officer executing this Third Amendment or any other document delivered in connection herewith on behalf of Borrower; and
     (iii) such other documents as the Lenders or counsel for the Administrative Agent may reasonably request.
     (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of pocket expenses required to be reimbursed or paid by the Borrower hereunder.
Section 4. Applicable Law.
     THIS THIRD AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

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Section 5. Counterparts.
     This Third Amendment may be executed in two or more counterparts (including by fax or pdf transmission), each of which shall constitute an original but all of which when taken together shall constitute but one contract.
Section 6. Expenses.
     The Borrower agrees to reimburse the Administrative Agent for the Administrative Agent’s out-of-pocket expenses in connection with this Third Amendment not yet paid pursuant to Section 3(e) hereof, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
Section 7. Certain Transitional Matters.
     Effective on and after the Third Amendment Effective Date, the New Lender shall be a party to the Credit Agreement and shall have all of the rights and be obligated to perform all of the obligations of a “Lender” under the Credit Agreement, with a Commitment (as defined in the Credit Agreement) in the amount set forth opposite the name of the New Lender on Schedule I.
[Remainder of page intentionally left blank; signature pages follow.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:	/s/ JEANNE HORN
	Name:	Jeanne Horn
	Title:	Executive Director

KAYNE ANDERSON MLP INVESTMENT COMPANY
By:	/s/ TERRY A. HART
	Name:	Terry A. Hart
	Title:	Chief Financial Officer

KAYNE ANDERSON MLP INVESTMENT COMPANY
THIRD AMENDMENT OCTOBER 2011
SIGNATURE PAGE

BANK OF AMERICA, N.A.
By:	/s/ SARAH DANIEL
	Name:	Sarah Daniel
	Title:	V.P.

KAYNE ANDERSON MLP INVESTMENT COMPANY
THIRD AMENDMENT OCTOBER 2011
SIGNATURE PAGE

UBS AG, STAMFORD BRANCH
By:	/s/ MARY E. EVANS
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ IRJA R. OTSA
	Name:	Irja R. Otsa
	Title:	Associate Director

KAYNE ANDERSON MLP INVESTMENT COMPANY
THIRD AMENDMENT OCTOBER 2011
SIGNATURE PAGE

CITIBANK, N.A.
By:	/s/ TODD MOGIL
	Name:	Todd Mogil
	Title:	Vice President

KAYNE ANDERSON MLP INVESTMENT COMPANY
THIRD AMENDMENT OCTOBER 2011
SIGNATURE PAGE

THE BANK OF NOVA SCOTIA, New York Agency
By:	/s/ DAVID SCHWARTZBARD
	Name:	David Schwartzbard
	Title:	Director

KAYNE ANDERSON MLP INVESTMENT COMPANY
THIRD AMENDMENT OCTOBER 2011
SIGNATURE PAGE

ROYAL BANK OF CANADA
By:	/s/ JASON HARE
	Name:	Jason Hare
	Title:	Authorized Signatory

KAYNE ANDERSON MLP INVESTMENT COMPANY
THIRD AMENDMENT OCTOBER 2011
SIGNATURE PAGE

WELLS FARGO BANK, N.A.
By:	/s/ PAUL A. SQUIRES
	Name:	Paul A. Squires
	Title:	Managing Director

SCHEDULE I
COMMITMENTS, ADDRESSES, ETC.

Name and Address of Lender	Amount of Commitment
JPMORGAN CHASE BANK, N.A.	$30,750,000
277 Park Avenue, 36th Floor New York, New York 10172-0003 Attn: Ms. Jeanne Horn Tel: (212) 270-9090 Fax: (212) 270-2973 E-mail: Jeanne.Horn@jpmorgan.com

BANK OF AMERICA, N.A.	$28,125,000
21300 Victory Blvs. Suite 120 Woodland Hills, CA 91367 Attn: Sarah H. Daniel Steven Block Tel.: (818) 577-1217 Fax: (818) 577-1230 Email: Sarah.h.daniel@baml.com steven.block@baml.com

UBS AG, Stamford Branch	$28,125,000
677 Washington Blvd. Stamford, CT 06901 Attn: Kelly Carino Tel: 203 719 2898 Fax: 203 719 3888 Email: kelly.carino@ubs.com

CITIBANK, N.A.	$28,125,000
333 Clay Street Suite 3700 Houston, TX 77002 Attn. Todd Mogil Tel: (713) 654-3559 Fax: (713) 481-0247 E-Mail: todd.j.mogil@citi.com

THE BANK OF NOVA SCOTIA,	$25,000,000
New York Agency One Liberty Plaza - 26th Floor New York, NY 10006 Attn. Burak Numanoglu Tel: (212) 225-5298 Fax: (212) 225-5254 Email: Burak_Numanoglu@scotiacapital.com

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Name and Address of Lender	Amount of Commitment
WELLS FARGO BANK, N.A.	$22,500,000
1000 Louisiana 9th Floor Houston, TX 77002 Attn: Paul Squires Tel: 713-319-1314 Fax: 713-319-1925 E-Mail: Paul.A.Squires@WellsFargo.com

ROYAL BANK OF CANADA	$12,375,000
Three World Financial Center 200 Vesey Street New York, NY 10281-8098 Attn: Tim Stephens Tel: (212) 428-3092 Fax: (212) 428-6201 E-Mail: tim.stephens@rbccm.com
TOTAL	$175,000,000

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